Exhibit 99.1

iMedia Brands Announces Receipt of Second Nasdaq Non Compliance Notice

MINNEAPOLIS, June 23, 2023 -- iMedia Brands, Inc. (the “Company” or “iMedia”) (Nasdaq: IMBI, IMBIL) today announced that the Company received a second notice of non-compliance from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) on June 16, 2023, related to Nasdaq Listing Rule 5250(c)(1) (the "Rule") as a result of its failure to file its Form 10-Q for the period ended April 29, 2023, with the Securities and Exchange Commission (the "SEC").

As previously disclosed, the Company received an initial notice from Nasdaq on May 3, 2023, regarding its non-compliance with the Rule following the Company’s delay in the filing of its Annual Report on Form 10-K for the year ended January 28, 2023.

Neither Nasdaq Notice has an immediate effect on the listing or trading of the Company's shares of common stock, though Nasdaq will broadcast an indicator over its market data dissemination network noting the Company's non-compliance. In its most recent Nasdaq Notice, Nasdaq reiterated the Company has until July 3, 2023, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Initial Delinquent Filing, or until October 25, 2023, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI, IMBIL) is a global media company capitalizing on the convergence of entertainment, ecommerce, and advertising. The Company owns and operates four television networks, which are ShopHQ, ShopBulldogTV, ShopHQHealth and 123tv. ShopHQ, the company’s flagship television network with a thirty-year history, is nationally distributed in the U.S. to over 90 million homes via its affiliation agreements in cable, satellite, and broadcast, and reach viewers through its social platforms and its OTT App on Roku, Apple TV, Amazon Fire and Samsung Smart-televisions.

iMedia’s common stock is traded on the Nasdaq Global Market stock exchange under the ticker IMBI. iMedia’s 8.5% bonds are also publicly traded on the Nasdaq Global Market under the ticker IMBIL.

Investors:

Ken Cooper

kcooper@imediabrands.com

(952) 943-6119

Media:

C Street Advisory Group

imedia@thecstreet.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding anticipated timing of filings with the SEC are forward-looking. The Company often uses words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will, or the negative of these terms and similar expressions to identify forward-looking statements, although not all forward-looking-statements contain these words. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce Company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade

Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; the Company’s ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; logistics costs including the price of gasoline and transportation; and the risks described from time to time in the Company’s reports filed with the SEC, including, but not limited to, the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.